Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S‑3 (No. 333-219795, No. 333-220267, and No. 333-211397) and S‑8 (No. 333-223599, No. 333-222474, and No. 333-184707) of MPLX LP of our report dated February 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Toledo, Ohio
February 28, 2019